                                                        Item 24.b. Exhibit (16)


                         SECURITY GROWTH AND INCOME FUND

A SHARES


Total Return from September 30, 1986, to September 30, 1996. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000/9.82 = 101.833 shares.


Ending value of initial investment at September 30, 1996, NAV price = 101.833 shares x 9.05 = $921.59.


Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
159.8515 shares x 9.05 = $1,446.65.


Total ending redeemable value:            921.59
                                      + 1,446.65
                                      ----------
                                        2,368.24


Total Return:           2,368.24 - 1,000 = 1,368.24
                        1,368.24 / 1,000 = 136.82%


                 -----------------------------------------------


Calendar 1996           % change from previous year
                        = value at end of year...............    1,203
                        less value at beginning..............    1,000
                                                                 -----
                                                                   203


Change                      203
                           -----  =  20.3%
Beginning Value            1,000

                                                        Item 24.b. Exhibit (16)

                         SECURITY GROWTH AND INCOME FUND

B SHARES


Total Return from October 19, 1993, to September 30, 1996. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000/7.79 =
128.3697 shares.


Ending value of initial investment at September 30, 1996, NAV price = 128.3697 shares x 8.94 = $1,147.63.


Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
17.4941 shares x 8.94 = $156.40.


Contingent deferred sales charge = 1,000 x .03 = $30.00.


Total ending redeemable value:           1,147.63
                                           156.40
                                         + (30.00)
                                         ---------
                                         1,274.03


Total Return:                 1,274.03 - 1,000 = 274.03
                                274.03 / 1,000 = 27.40%


                   -----------------------------------------------


Calendar 1996            % change
                         = value at end of year...............    1,190.13
                         less value at beginning..............    1,000.00
                                                                  --------
                                                                    190.13


Change                         190.13
                              --------  =  19.01%
Beginning Value               1,000.00

                                                        Item 24.b. Exhibit (16)

                           AVERAGE ANNUAL TOTAL RETURN
                       FOR SECURITY GROWTH AND INCOME FUND

Total Return of Security Growth and Income Fund as of September 30, 1996, (according to the Form N-1A calculation).

A SHARES

1.  Average total return for 1 year                 =    13.45%
                                                         ======
               1000 (1+T)1                          =     1,134.45
                    (1+T)1                          =     1.13445
                     1+T                            =     1.13445
                       T                            =      .1345

2.  Average total return for 5 years                =    8.78%
                                                         =====
               1000 (1+T)5                          =    1,523.16
                    (1+T)5                          =    1.52316
                   ((1+T)5)15                       =    1.52316
                     1+T                            =    1.0878
                       T                            =     .0878

3.  Average total return for 10 years               =    9.00%
                                                         =====
               1000 (1+T)10                         =    2,368.24
                    (1+T)10                         =    2.36824
                   ((1+T)10) 1/10                   =    2.36824 1/10
                     1+T                            =    1.09
                       T                            =     .09

B SHARES

1.  Average total return for 1 year with CDSC       =    14.01%
                                                         ======
               1000 (1+T)1                          =    1,140.13
                    (1+T)1                          =    1.14013
                     1+T                            =    1.14013
                       T                            =     .14013

2.  Average annual return since inception with CDSC =    8.55%
                                                         =====
               1000 (1+T)2 19/20                    =    1,274.02
                   ((1+T)2 19/20)20/59              =    1.27402 20/59
                     1+T                            =    1.0855
                       T                            =     .0855